Exhibit 10.3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SUPPLY AGREEMENT

This Agreement (“Agreement”) is entered into as of 10th day of December 2013, (the “Effective Date”) by and between

[*], a company incorporated in [*] and Corporate Office located at [*] (herein after referred to as “[*]” which expression shall include its successors and permitted assigns) of the one part

AND

SteadyMed Ltd, a company incorporated in Tel Aviv, Israel and Corporate Office located at 5 Oppenheimer St., Park Tamar, Rehovot 76701, Israel, together with its subsidiaries including SteadyMed Therapeutics, Inc. with the Headquarters at 2410 Camino Ramon, San Ramon, CA 94583, USA and affiliates, (hereinafter collectively referred to as “Buyer” which expression shall include its successors and permitted assigns), [*] and Buyer are sometimes hereafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS [*] is a pharmaceutical company in [*], engaged in the manufacturing, and sale, supply and distribution of pharmaceutical active ingredients in the local and overseas markets.

AND WHEREAS Buyer is a pharmaceutical company, engaged in the development, registration, manufacturing, marketing, distribution and selling of pharmaceutical preparations / products in various markets of the world.

AND WHEREAS Buyer desires to develop, register, market, distribute and sell by itself or through its licensee, pharmaceutical Finished Drug Product (as hereinafter defined) in the Territory (as hereinafter defined) incorporating the Product (as hereinafter defined), and [*] desires to supply such Product to Buyer.

THEREFORE, in consideration of the premises, and the mutual agreements hereinafter set forth, [*] and Buyer hereby agree as follows:

1.              DEFINITIONS

[*] Information:  Shall mean any and all technical information reasonably needed for submission of a registration dossier for the Finished Drug Product in accordance with regulations and directives currently in force in all countries in the Territory;

Confidential Information: shall mean any and all technical, commercial, scientific and other data, processes, documents and other information (whether in oral or written form) and all physical objects (including without limitation, specimens or samples) which have been or shall be received by either Party or its Affiliates or Representatives, either prior to or after the date of this Agreement, that may be confidential or proprietary to either Party. For the purposes of this Agreement, Confidential Information: shall include but not be limited to the [*] Information in relating to the Product pursuant terms and conditions of this Agreement and/or shall also include all copies,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

summaries, records, descriptions, modifications and duplications of any of the foregoing data, processes, documents, other information or physical objects received from the other Party.  The failure of either Party to designate information as “Confidential” shall not mean that such information should not be deemed confidential.  For example, information which is generally understood to be confidential shall continue to be confidential, not withstanding such designation.  If either Party is in doubt regarding the confidentiality of any Confidential Information it shall inquire of the other Party in writing, who shall respond within five (5) business days of receipt of the letter or facsimile.

Effective Date:  Shall mean the date first herein above entered.

Calendar Year:  Shall mean the time period beginning Jan. 1 of one calendar year and ending Dec. 31 of the same calendar year.

Finished Drug Product:  Shall mean any medicinal product manufactured by Buyer and containing the Product, manufactured by [*], as an active ingredient.

GMP (Good Manufacturing Practices or Current Good Manufacturing Practices):  Shall mean Good Manufacturing Practices requirements from time to time promulgated by Regulatory Authority, including the practices set out in the Guidelines published as the Good Manufacturing Practices by the drug authority(ies) in the Territory, as amended from time to time, for the manufacture of pharmaceutical Products for sale in the Territory.

Product(s):  Shall mean the Active Pharmaceutical Ingredient Treprostinil Sodium and associated Tresprostinil reference standard and working standard, in conformance with the specifications and other provisions set forth in Exhibit D.

Territory:  Shall mean initially [*].  The parties agree that the Territory may be expanded from time to time upon reasonable notice from Buyer to [*] of additional countries in which it desires to distribute, market or sell Finished Drug Product.

Term:  A period of time from the Effective Date until ten (10) years after the Finished Drug Product is launched in the Territory.

2.              SUPPLY AND PURCHASE ARRANGEMENTS

2.1             Upon the terms and conditions set forth herein, and after having received from Buyer the purchase order for the development and validation quantities of the Product; referred to as the tentative project timeline and forecast as provided in Exhibit B and against clearance of payments to pending invoices, [*] agrees to deliver to Buyer, the [*] Information.  For the avoidance of doubt, [*] will deliver to Buyer the Product information necessary for Buyer’s development work including but not limited to clinical trials, formulation development, manufacturing scale up, regulatory filings, and third party audits or diligence and any other information reasonably requested by Buyer in connection with regulatory matters or approvals.

2.2            Subject to satisfaction of the terms and conditions herein, Buyer commits to purchase its entire requirements of the Product up to the [*] per year [*] from [*] for the Term with an additional period to be negotiated in good faith and mutually agreed upon at least 12 months prior to expiration of the Term.  For quantities greater than [*] per year, Buyer may, but is not obligated, to purchase Product from [*], and [*] agrees to supply such additional quantities of Product to Buyer.  [*] agrees

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to sell and supply the Product to Buyer in accordance with the terms and conditions as set forth in this Agreement to enable Buyer to manufacture Finished Drug Product using the Product for onward sale and distribution thereof in the Territory.

2.3             Buyer shall [*] the Product from [*] for development and validation purposes as outlined in Exhibit E and for commercial purpose after the launch of the Finished Drug Product in the Territory.  After receiving the corresponding approvals from the Health Authorities, or earlier, the quantities for the commercial scale production of the Finished Drug Product would be decided by Buyer.  Thereafter, quarterly, Buyer shall provide [*] on a calendar quarter basis a rolling [*] schedule of forecast requirement of the Product and shall submit to [*] firm quantity commitment.  The first [*] of such forecast shall be binding (“Binding Forecast”) and the remaining [*] shall be based on Buyer’s good faith best estimate as of the date thereof and shall not be binding and subject to change at Buyers discretion (“Non-Binding Forecast”).  As an example, in January 2014, Buyer shall submit to [*] a Binding Forecast for [*] and a Non-Binding forecast for [*].  Thereafter, in April 2014, the Buyer shall submit to [*] a Binding Forecast for [*] (which will be the same as the previous Binding Forecast) [*] and a Non-Binding Forecast for [*].

[*] agrees that it will, if requested by Buyer, produce and sell to Buyer up to [*] of the Binding Forecast or such greater amounts as the parties may agree.  Buyer agrees and acknowledges that in the event Buyer gives notice to terminate this Agreement and such proposed termination date is prior to the completion on all scheduled deliveries of the Product, Buyer shall remain liable for the purchasing of the remaining balance of the Product under the Binding Forecast and any amounts owing prior to or after the termination in relation to the purchasing of the Product.

2.4             Buyer shall place firm written purchase orders for the Product with [*], minimum [*] before the desired delivery date and such purchase order will be subject to confirmation within fifteen (15) days of receipt by [*].  If [*] gives no response within the aforementioned period then such purchase order will be deemed to have been accepted by [*].  Once a firm written purchase order is placed by the Buyer, it shall be fulfilled and cannot be canceled.

2.5             The risk of loss, title and interest in the goods in respect of all supplies will be transferred from [*] to Buyer as soon as the Product has left [*]’s facility.

2.6             In case Buyer does not purchase the Product directly themselves from [*], Buyer may direct its contract manufacturer, or affiliate or licensee to place orders for the Product on the same conditions as contained in this Agreement and Buyer shall inform [*] the relationship with the concerned party in advance prior to placing the orders.  Buyer will ensure compliance of the quantity commitment, payments and confidentiality contained herein and that all the conditions and terms of this Agreement are applied to any contract manufacturer, affiliate or licensee.

2.7            [*] shall maintain in its supply chain and its own inventory a supply of raw materials in sufficient quantity to produce Buyer Product requirements for all Firm Purchase Orders and the estimated quantities pursuant to the aforementioned Binding Forecast and Non-Binding Forecast.  In addition, [*] shall assure a continuous supply of raw materials needed to produce the Product.

3.              DELIVERY

All shipments of the Product under this Agreement shall be delivered to Buyer, provided freight prepaid against Section 2.5, by [*] at a mutually agreed place in Territory as mentioned in each single purchase order or at any other custom point in the Territory or elsewhere as may be mutually agreed upon from time to time during the validity of this Agreement.  All such shipments of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Product shall be accompanied with a commercial invoice in duplicate, bill of lading or airway bill, Certificate of Analysis, Packing list, all in the form of Exhibits A and C hereto.

4.              PRICES AND PAYMENT

4.1                   [*] shall sell and supply the Product to Buyer after the execution of the agreement.

4.2                   Buyer shall pay [*] on ex-works basis for the Product, per the following schedule:

USD[*]/gm at the development stage with each delivery of not less than [*]

USD[*]/gm at the commercial stage with annual order of [*] per year

USD[*]/gm at the commercial stage with annual order of [*] per year

4.3                   Buyer shall make payments for each shipment of Product to [*] within 30 days of the receipt by Buyer of the documents identified in Section 3 of this Agreement with respect to such shipment.  In case of delay in payment, Buyer will pay interest to [*] at the rate of ten percent (10%) per annum for any overdue amount.

5.              PRODUCT ACCEPTANCE

5.1                   Each shipment of the Product delivered pursuant to Section 3 herein above shall always conform to the relevant specifications as agreed jointly in Exhibit E.  Buyer, may within [*] of delivery thereof, notify [*] in writing (with supporting documentation such as description of the defect, laboratory testing details, and other reasonable information by [*], and samples of the shipment concerned) that it does not find the particular shipment, or part thereof, to comply with the relevant specifications.  If such dispute is not raised by Buyer within the aforementioned period, the shipment should have deemed accepted.  [*] will not be obliged to entertain any claims and / or bear any expenses / losses for any alleged quality failures for the Product after a shipment of the Product has been accepted by Buyer.

5.2                   If the Parties are unable to agree within 30 days after a notification as referred to pursuant to Clause 5.1 above on whether a delivery complies with the relevant specifications or not, the matter shall be submitted to a mutually agreed independent quality control laboratory, as mutually agreed to from time to time.  The Laboratory will be appointed as an expert and shall give its decision within thirty (30) days from the date of submitting the sample(s).  Their decision shall be final and binding upon the Parties.  All costs and expenses of such Laboratory shall be on account of the Party whose results were found in error.

5.3                   In the event any shipment of the Product delivered pursuant to Section 3 hereinabove does not conform to the relevant specifications agreed jointly, and if both Parties agree or if the decision of the independent laboratory pursuant to Clause 5.2 hereinabove acknowledges Buyer’s results, the Party who is responsible for the quality defect shall bear all cost and expense for returning such shipment to [*].  At [*]’s request, Buyer shall return such shipment including the documents, samples and/or the defective goods of the Product to [*] without any delay.  In any event, [*] shall promptly deliver to Buyer a replacement quantity of Product that meets the relevant specifications.

6.              REPRESENTATIONS AND WARRANTIES

6.1                               [*] represents and warrants that:

(a)         It will manufacture the Product in accordance with the current GMP;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)         It will file a Drug Master File (“DMF”) or similar regulatory filing in each jurisdiction identified by Buyer within [*] of notice from Buyer identifying such jurisdictions.  [*] shall permit Buyer to review each DMF or similar filing before it is submitted

(c)          It will manufacture the Product in accordance with the specifications contained in its DMF of the Territory

(d)         It will manufacture the Product in accordance with all relevant laws, statutes, and regulations of [*].

(e)          It will manufacture the Product in accordance with its internal quality standards and its standard operating procedures, and shall obtain and maintain all necessary permits registrations and licenses required to manufacture, export and supply the Product to Buyer under this Agreement.

(f)           [*] represents and warrants that the Product sold hereunder will (i) be produced in full compliance with cGMPs applicable to the Product, (ii) will manufacture the Product in accordance with the specifications contained in its DMF, (iii) will meet all Specifications, (iv) will manufacture the Product in accordance with its internal quality standards and its standard operating procedures, and shall obtain and maintain all necessary permits, registrations and licenses required to manufacture, export and supply the Product to Buyer under this Agreement and (v) will have a minimum shelf-life of [*] months from its manufacturing date (i.e., that Product during the entire shelf-life, will comply with the Specifications) provided the delivery, handling, storage as well as dispensing by Buyer conform to [*]’s instructions.  Upon request from Buyer, [*] will provide to Buyer summary reports or necessary data concerning the shelf-life of the Product having or beyond the [*] month period reference above.

(g)          [*] represents and warrants that there is no claim, suit, proceeding or investigation pending or, to the knowledge of [*], threatened against [*] or any of its affiliates which might prevent or interfere with [*]’s performance under this Agreement.

(h)         [*] represents and warrants to Buyer that to the best knowledge of [*], Product sold hereunder by [*] will not be:

i.                  in violation of Sections 5 or 12 of the Federal Trade Commission Act or improperly labeled under applicable Federal Trade Commission Trade Practice Rules, or other similar laws (for the countries set forth on Exhibit A), as and to the extent applicable hereunder,

ii.               adulterated or misbranded within the federal Food, Drug and Cosmetic Act, as amended, within the meaning of any regulations of any regulatory agency of countries listed in Exhibit A or any state or municipal law in which the definition of adulteration and misbranding are substantially identical to those contained in the United States Federal Food, Drug and Cosmetic Act, or articles which may not under the provisions of Sections 404 or 505 of said Act be introduced into interstate commerce or which may not under similar provisions of any foreign, state or municipal law be introduced into commerce,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

iii.            manufactured or sold in violation of the federal Controlled Substances Act, as amended, or any substantially similar legislation of applicable country (for the countries set forth on Exhibit A) or state law,

iv.           manufactured in violation of any applicable federal, state or local environmental law or regulation of the countries set forth on Exhibit A, or

v.              manufactured in violation of any agreement (commercial or otherwise), judgment, order or decree to which [*] is a party after this agreement is signed.

(i)             [*] certifies that neither it nor any of its affiliates nor any member of their staff has been disqualified or debarred by the FDA, or any other domestic regulatory authority, or any other applicable regulatory agency of any of the countries set forth on Exhibit A for any purpose.

(j)            [*] warrants and represents that neither it nor any of its affiliates nor any member of their staff have been charged with or convicted under federal law, or other applicable laws of the countries set forth on Exhibit A, for conduct relating to the development or approval, or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992 or any other relevant statute, law or regulation.

(k)         [*] hereby represents and warrants that [*] has all rights or has licensed necessary rights to manufacture and sell the Product to Buyer, and [*], to its best knowledge, does not infringe any intellectual property or other right in connection with its manufacture and sale of Product to Buyer.

6.2                               Buyer represents and warrants that

(a)         It is engaged in the development of and preparation for registration, manufacturing, marketing, distribution and selling of pharmaceutical preparations / products in various markets of the world.

(b)         It is seeking a regular supply of Product from [*] and developing pharmaceutical Finished Drug Product in order to register, market, distribute and sell directly or by sublicense the same only in the Territory.  It shall not re-sell the Product to any third party.

(c)          It is in compliance with all laws governing the formulation of Finished Drug Product in accordance with the applicable regulations, statutes and guidelines provided by regulatory authority of the Territory in which Buyer or its sublicensees develop, register or sell Finished Drug Product and shall take up commercial scale production of the Finished Drug Product only after receiving approvals from the Health Authorities.

7.              CONFIDENTIALITY

7.1                         [*] warrants that it is the owner of Confidential Information to be disclosed by it under this Agreement and that it has the right to disclose the information without any obligation to any third party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.2                         Both Parties shall hold in confidence and shall not divulge, disclose or communicate to any third party any Confidential Information of a written or oral nature including product license dossiers, which is received by either Party except for information that:

(a)         was in public domain prior to its receipt or which thereafter becomes part of public domain through no fault of it;

(b)         was lawfully in the possession of either Party prior to the time of its receipt with reasonable proof;

(c)          is received at or prior to the time of disclosure, from a third party who is not under a similar obligation of confidentiality or

(d)         is independently developed by its employees without access to either Party’s information.

7.3                         All obligations created by confidentiality clauses or responsibilities defined herein shall survive change or termination of this agreement or the business relationship for a period of [*] of Buyer and [*].

7.4.                      The confidential obligations/clauses/sections/commitments herein shall be deemed supplementary to the Confidentiality Agreement duly signed by both Parties prior to this Agreement and shall not supersede previous understandings with respect to Confidential Information and/or confidential obligations and/or confidentiality restrictions.

7.5.                      Nothing in this Agreement, nor any disclosure of Confidential Information by one party pursuant to this Agreement, shall operate to confer any intellectual property rights including patents, copyrights, trademarks, trade secrets or other rights on the other party nor be effective to license or transfer to the other party any right, title or interest in the Confidential Information, or to otherwise create a partnership, joint venture or other commercial relationship, nor shall it otherwise bind any party to conclude such an agreement except as may otherwise be agreed in writing.

8.              TERM

8.1                         Unless terminated in accordance with the provisions set forth in this Agreement, the term of this Agreement shall be valid for a period (the “Initial Period”) of [*] years starting from the Effective Date of this Agreement until [*] years from the Finished Drug Product launch date and shall cover all Purchase Orders issued during such duration.  The Agreement shall be reviewed in good faith at least 12 months prior to the expiration of the Initial Period and renewed for an additional period of [*] years on each expiry date unless one of the parties notifies the other of its intention not to renew it at least [*] prior to the end of the initial period or any of its extensions.

8.2                         Notwithstanding the above, either Party shall be entitled to terminate this Agreement without any notice in the event when:

(a)         The other Party commits case such material breach of any provision of this Agreement and in case such material breach is capable of being rectified, such Party fails to remedy or rectify the same within the [*] after receipt of a written notice to that effect from the non-breaching Party;

(b)         The property of the other Party is subjected to any court order under any bankruptcy, insolvency, or other similar laws affecting enforcement or creditor’s rights.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3                         The failure of either Party to terminate this Agreement for breach of any conditions or covenant shall not affect its right to terminate it for subsequent breaches of the same or other conditions or covenants.

8.4                               Buyer shall have exclusive right to terminate this agreement forthright on:

(a)         Quality not being adhered to for at least [*], as defined within the product specification and following the terms described in Section 5 Product Acceptance.

(b)         [*] being unable to supply in at least [*] (except to the extent permitted by Clause 11.1 due to a Force Majeure Event) the quantity as ordered by Buyer and accepted by [*].

(c)          Either party becoming aware after the Effective Date that the process for manufacture of the Product used by [*] infringes upon any third party intellectual property rights in the Territory.

8.5                               [*] shall have the exclusive right to terminate this agreement if Buyer is not able to fulfill its quantity commitments toward its “Binding Forecast” for [*] pursuant to Clause 2.3.

8.6                               [*] shall have the right immediately to cancel and terminate this Agreement at any time by notice to Buyer in the event that Buyer has failed to make payments that are undisputed and has failed to correct such default within [*] after written notice thereof.

8.7                               Upon termination of this Agreement, both parties shall continue to maintain the confidentiality of all Confidential Information and abide by the confidentiality agreement signed by both parties.

9.              APPLICABLE LAW, FORUM.

This Agreement shall be interpreted, construed and enforced in accordance with the laws of [*] for the purpose of resolving any dispute hereunder.

10.       INTELLECTUAL PROPERTY RIGHTS

10.1            Upon Buyer’s request, [*] will provide Buyer a non-infringement letter reasonably satisfactory to Buyer evidencing that its process in manufacturing of the Products does not infringe any third party patents to the best knowledge of [*] at the time of issuing such letter.

10.2            [*] hereby grants to Buyer, and Buyer accepts from [*] a [*] right and license to reproduce and use its trademark(s), and the associated trade dress relating to the Products in connection with the marketing, promotion, advertising, use and sale or other distribution of the Products within the Licensed Field, and for no other purpose.  [*] shall, at all times, own all rights, title, and interest in and to the marks and such ownership shall survive any termination of this Agreement.  Buyer agrees not to use any of the marks, or any marks, names, or indicia which are or may be confusingly similar, except as expressly authorized in this Agreement or by the prior written consent of [*].  As an example, Buyer can use the [*] logo or trademark, in connection with its marketing, promotion, advertising use and sale of its Products.

10.3           Both parties agree to take all action necessary or appropriate to maintain in full force and effect for the duration of this Agreement all intellectual property rights, including licensed rights, that such party may own or have rights to relating to the Product or this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.4            Any inventions and any right, title, interest or goodwill arising out of any inventions resulting from the use of [*]’s intellectual property rights shall be the sole property of [*], unless otherwise agreed by the parties.

10.5            Neither Party shall at any time whether during the term of or after termination of this Agreement) authorize any other person to register or attempt to register in any country any intellectual property rights resulting from or in connection with any Confidential Information of the other Party.

11.       DISPUTE RESOLUTION

Should the parties fail to resolve any controversy or claim arising out of or relating to the interpretation or application of any term or provision set forth herein, or the alleged breach thereof, such controversy or claim shall be resolved by arbitration under the [*].  Such arbitration shall be held in [*] unless otherwise agreed between the parties in writing.  Any award rendered pursuant to the terms and conditions set forth herein shall be final and binding.  The Parties expressly agree to abide by the arbitration award.  The language for conducting the arbitration proceedings shall be English.

12.       BINDING EFFECT AND ASSIGNMENT

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns; provided, however, that neither party shall, without the prior written consent of the other party, assign or transfer any of its rights, benefits, obligations, or other interest under this Agreement to any other party, except that, upon notification to the other party, either party may assign this Agreement to any entity or person it controls, it is controlled by or is under common control with, or to any entity or person that acquires all or substantially all of its stock, assets or business or acquires that portion of its business to which this Agreement relates, whether by merger, acquisition, sale or otherwise.

13.       GENERAL

13.1            Force Majeure.  Neither party shall be responsible or liable to the other party for, nor shall this Agreement be terminated as a result of, any failure to perform any of its obligations hereunder, if such failure results from circumstances beyond the control of the party, including, without limitation, requisition or seizure by any government authority, the effect of any statute, ordinance or governmental order or regulation, wars, strikes, lockouts, riots, disease, an act of God, civil commotion, fire, failure of public utilities, common carriers or supplies, or any other circumstances, whether or not similar to the above causes and whether or not foreseeable.  The parties shall use their reasonable commercial efforts to avoid or remove any such causes and shall resume performance under this Agreement as soon as practicable whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either party to settle any third party dispute, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expenses.

13.2            Amendments.  The failure of either party to enforce any provision of this Agreement at any time or for any period of time shall not be construed to be a waiver of any right of either party hereunder not to prevent the subsequent enforcement thereof or of any other provision hereof in accordance with its terms.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.3            No Waiver.  The failure of either party to enforce any provision of this Agreement at any time or for any period of time shall not be construed to be a waiver of any right of either party hereunder nor to prevent the subsequent enforcement thereof or of any other provision hereof in accordance with its terms.

13.4            Execution of Additional Documents.  Each party hereto agrees, without charge, to promptly execute and deliver such further applications, assignments, descriptions and other instruments and documents and otherwise to cooperate with the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

13.5.         Entire Agreement.  This Agreement and the Quality Agreement of even date herewith between the parties constitute the entire understanding between the parties with respect to the subject matter hereof and shall supersede all prior contracts, agreements (excluding the confidentiality agreement) and understandings related to the same subject matter between the parties unless a prior written consent is duly signed by both Parties.

13.6.         Assignment.  Neither party may assign this Agreement or any of its rights and obligations to a third party, without the prior written consent of the other.

13.7            Subcontracting.  [*] shall not have the right to subcontract any of its obligations hereunder without the prior written consent of Buyer.  Unless the parties agree otherwise, [*] shall remain solely liable for the performance of any of [*]’s obligations by its approved subcontractor.

13.8            Further Assurance.  Each party shall execute such other instruments, give such further assurance and perform such acts which are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement.

13.9            Remedies Cumulative.  Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive for any remedies or rights that may be available to any party at law, in equity, or otherwise.

13.10     No Benefit to Others.  The provisions set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons or entities.

13.11     Severability.  If any provision of this Agreement, under any set of circumstances, whether or not foreseeable by the parties, is hereafter held to be invalid, illegal or unenforceable in its present form and scope in any jurisdiction or proceeding, the remaining provisions of this Agreement shall continue to be given full force and effect, without regard to the invalid, illegal or unenforceable provision in such jurisdiction or proceeding, and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and such holding shall not affect the validity, legality or enforceability of this Agreement in its entirety in any other jurisdiction or proceeding.

13.2            Relationship.  This agreement is on a principal to principal basis.  Neither party is an agent of the other.  This Agreement does not constitute any partnership or joint venture between the parties.

13.3            Notice.  All communications between Buyer and [*] under this Agreement shall be sent by registered airmail, recognized overnight delivery service, courier, fax or telex in English at respective offices as below:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to Buyer:

c/o SteadyMed Therapeutics, Ltd.

2410 Camino Ramon

Suite 285

San Ramon, CA  94583

Tel: +1(925)309-9076

Attn:                    Robert Zwolinski

If to [*]:

[*]

Tel: [*]

Fax: [*]

Attn:                    [*]

All notices shall be deemed to have been received by the addressee within fourteen days of posting with acknowledgment or twenty four hours (24) if sent by fax or telex to the correct fax or telex number (with correct answer back) of the addressee.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day, month and year first hereinabove written.

SteadyMed Therapeutics Ltd.		[*]

By:	/s/ Jonathan Rigby	By:	/s/ [*]

Name:	Jonathan Rigby, President	Name: [*]
Title:	President and CEO	Title: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A
Form of Commercial Invoice

(To be mutually agreed to at a later date.)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B
Form of Certificate of Analysis

(To be mutually agreed to at a later date.)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C
Form of Packing List

(To be mutually agreed to at a later date.)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D
Product Specifications

(To me mutually agreed to at a later date.)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit E
Tentative Project Timeline and Forecast (Non-binding)

Timeline	Project	Forecast (g)	Remarks
[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.